UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 29, 2008

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
As further described in the attached press release, effective as of November 1, 2008, Y.C. Chen will vacate the position of President, Grainger Industrial Supply of W.W. Grainger, Inc. (the "Company") but will remain with the Company as an international advisor.  A copy of the Company’s press release announcing (among other things) the change in Mr. Chen's role is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)
As further described in the attached press release, the Company's Board of Directors elected Michael A. Pulick, age 44, as Senior Vice President and President, Grainger Industrial Supply effective as of November 1, 2008.  Mr. Pulick had previously been the Company's Senior Vice President, Customer Service, a position assumed in 2006 after serving as Vice President, Product Management a position assumed in 2004.  Mr. Pulick also served as the Product Category Director for Tools, Metalworking and Custom Products, a position assumed in 2000 and as the Director of Supplier Management for the Company's Custom Solutions business.  Prior to joining the Company in 1999, Mr. Pulick worked for General Electric.

A copy of the Company’s press release announcing (among other things) the election of Mr. Pulick to the above-mentioned position is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits (numbered in accordance with Item 601 of Regulation S-K)

Exhibit No.	Document Description
99.1	Press release issued by the Company on October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 29, 2008

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel